EXHIBIT 99.1

Idaho Strategic Reports Record Operating and Financial

Performance for 2025

Annual revenue increased 64.6% to a record $42,406,253, resulting in earnings per diluted share of $1.14 and three consecutive years of GAAP profitability

Proven and Probable Reserves at the Golden Chest Mine increased 53.2% as a result of positive conversion drilling efforts in 2025

Ended the year with cash and investments totaling $73,308,507

COEUR D’ALENE, Idaho, March 23, 2026 (BUSINESS WIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the year ending December 31, 2025. IDR achieved record annual gold production and financial performance during 2025 while drilling the most meters in a single year in Company history. Key highlights include:

Operational Performance:	2025	% Change	2024
Ore Tonnes Processed	41,840	1.7%	41,140
Average Flotation Feed Grade (gpt)	10.14	4.9%	9.67
Ounces Produced	12,538	5.2%	11,915
All-In Sustaining Cost Per Ounce ($USD)	$1,891.79	28.3%	$1,474.05

*Adjusted all-in sustaining costs excluding exploration expenses were $1,494.75 in 2025 and $1,256.16 in 2024.

Financial Performance ($USD):	2025	% Change	2024
Revenue	$42,406,253	64.6%	$25,765,373
Total Cost of Sales	$16,200,326	26.4%	$12,814,880
Gross Profit	$26,205,927	102.4%	$12,950,493
Net Income Attributable to IDR	$16,715,674	89.2%	$8,836,685
Earnings Per Share - Diluted (EPS)	$1.14	70.1%	$0.67

Idaho Strategic’s CEO and President, John Swallow stated, “Across the board 2025 was a very strong year for the Company. I continue to be impressed with our team’s ability to navigate the buildout of the Murray Mill, new warehouse/dry facilities, and expanded exploration programs while maintaining disciplined operations. I firmly believe we are building the all-star team at Idaho Strategic, and our financial and operational performance in 2025 serves as evidence. I am looking forward to the day that our entire team is consolidated to the Golden Chest Mine and we can begin to experience the true efficiencies that come with having everyone at one location working together.”

Idaho Strategic Resources    •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Golden Chest Highlights for 2025 Include:

•	Produced a total of 12,538 ounces of gold contained in concentrates and doré primarily from the high-grade H-Vein at the Golden Chest mine.
•	Mined and processed 41,840 tonnes of ore from the H-Vein underground at the Golden Chest Mine at an average grade of 10.14 gpt gold with recoveries of 93.0%.
•	Completed 19,162 meters of core drilling at the Golden Chest Mine at the Paymaster, H-Vein, Red Star, Jumbo, and Klondike areas. About half of the meterage was dedicated to converting Paymaster Mineral Resources to Mineral Reserves, leading to a 53.2% increase in Mineral Reserves.
•	A highlight of 2025 exploration was drifting from the Jumbo Pit portal that intercepted the Jumbo vein and found 25 meters of vein strike length with an average thickness of 0.52 meters at a gold grade of 85 gpt.

Rare Earth Highlights for 2025 include:

•	Executed a long-term lease agreement for the mineral claims comprising approximately 1,500 acres of various in-holdings within the Company’s Mineral Hill and Lemhi Pass REE projects. Key prospects covered by the mineral claims leased by the Company include Cardinal (Mineral Hill), Lucky Horseshoe (Lemhi Pass, Idaho), Silver Queen (Lemhi Pass, Idaho), Last Chance (Lemhi Pass, Montana), Trapper (Lemhi Pass, Montana), and other prospects.
•	Sampled greater than 17.6% total rare earth oxides from the Cardinal prospect.
•	Announced the signing of a Memorandum of Understanding with Clean Core Thorium Energy, Inc. (“CCTE”) to evaluate the feasibility of thorium mining, processing, and fuel fabrication to facilitate a “Made in America” thorium-based nuclear fuel supply chain.
•	Announced the discovery of a carbonatite with strong REE mineralization at the Lucky Horseshoe prospect within the Lemhi Pass project. Initial samples taken from outcrop assayed up to 6.14% total rare earth oxides with ratios of 65% magnet rare earth oxides (Nd, Pr, Dy, Tb) and 11% SEG oxides (Sm, Eu, Gd).
•	Initiated a large-scale geophysics program across its Mineral Hill and Lemhi Pass projects including LiDAR, magnetics, and radiometrics surveys.
•	Completed a soil sampling program covering many key prospects across the Idaho portion of its Lemhi Pass project. The program successfully identified areas of anomalous REEs in soils which will be utilized to aid in the planning of drill programs and other future exploration work.

Mr. Swallow concluded, “Simply put, commodities are once again becoming a viable American industry, and I continue to believe that our Company is well-positioned for this new secular reality. We operate a gold mine in a safe jurisdiction at a time when gold has surpassed the Euro to become the second-largest world reserve asset, the U.S. is rapidly increasing its national debt, and the current presidential administration is openly calling for reduced interest rates (within the backdrop of ever-changing cross currents). We also control the largest exploration-stage rare earth elements landholdings in the country at a time when the current U.S. administration is focused on reducing our dependence on foreign sources for rare earth elements, which are critical inputs to the very defense technologies that are being consumed daily across an increasing number of global conflicts.

Idaho Strategic Resources    •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Our foundation is built on gold production, and while the price of gold has begun its next phase of consolidation, it is important to realize that the current gold price of approximately $4,500 per ounce is roughly 25% higher than our average realized gold price of $3,583 in 2025. Additionally, as an underground mine connected to an electric grid that is approximately 60% supplied with hydroelectric power, we are relatively well insulated from the larger drivers of cost inflation that many open-pit operations are exposed to.

As always, we will continue to focus on what we can control. Our goals for 2026 are to safely grow production at the Golden Chest Mine while advancing the buildout of the Murray Mill facility. We want to prove that the Murray Gold Belt District, which we have spent the last 10 years consolidating, is a major overlooked mineral district, and we will advance our exploration efforts across our vast rare earth elements landholdings to increase the potential for a major rare earth elements discovery.

I am pleased with our performance so far and looking forward to the rest of 2026.”

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also controls the largest rare earth elements land package in the United States. The Company’s production-backed business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. In addition to gold and gold production, the Company has built a substantial land position in Idaho, providing significant exploration exposure to gold and rare earth elements - in addition to thorium, copper, and silver. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for discovery and development in one Company.

For more information on Idaho Strategic Resources, visit www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources    •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Idaho Strategic Resources, Inc. Consolidated Statements of Operations For the Years Ended December 31, 2025 and 2024

	2025	2024

Revenue-gold sales	$42,406,253	$25,765,373

Cost of sales:
Cost of sales and other direct production costs	13,862,226	10,861,492
Depreciation and amortization	2,338,100	1,953,388
Total cost of sales	16,200,326	12,814,880

Gross profit	26,205,927	12,950,493

Other operating expenses:
Exploration	7,637,435	2,920,535
Loss on disposal of equipment	343,945	1,431
Management	945,579	407,715
Professional services	585,145	432,237
General and administrative	1,092,822	763,040
Total other operating expenses	10,604,926	4,524,958

Income from operations	15,601,001	8,425,535

Other (income) expense:
Equity income on investment in Buckskin Gold and Silver, Inc.	(3,646)	(2,667)
(Gain) loss on investment in equity securities and mutual funds	(110,092)	453
Timber revenue	(9,679)	(19,406)
Dividend income	(50,881)	-
Interest income	(1,282,045)	(389,517)
Interest expense	-	83,295
Total other (income) expense	(1,456,343)	(327,842)

Income before income taxes	17,057,344	8,753,377
Income tax expense	426,146	-

Net income	16,631,198	8,753,377

Net loss attributable to non-controlling interest	(84,476)	(83,308)
Net income attributable to Idaho Strategic Resources, Inc.	$16,715,674	$8,836,685

Net income per common share-basic	$1.15	$0.68

Weighted average common shares outstanding-basic	14,489,196	13,026,487

Net income per common share-diluted	$1.14	$0.67

Weighted average common shares outstanding-diluted	14,701,346	13,197,308

Idaho Strategic Resources    •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Idaho Strategic Resources, Inc. Consolidated Balance Sheets December 31, 2025 and 2024

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$9,889,765	$1,106,901
Investment in US treasury notes	27,679,881	7,775,193
Investment in equity securities	4,129,521	-
Investment in mutual funds	3,957,497	-
Gold sales receivable	3,912,922	1,578,694
Inventories	965,112	899,924
Joint venture receivable	12,760	2,892
Other current assets	799,261	378,469
Total current assets	51,346,719	11,742,073

Property, plant and equipment, net of accumulated depreciation	19,503,962	12,904,065
Mineral properties, net of accumulated amortization	15,742,370	10,573,349
Investment in Buckskin Gold and Silver, Inc.	345,082	341,436
Investment in joint venture	435,000	435,000
Investment in US treasury notes, non-current	27,651,843	7,208,930
Reclamation bonds	355,220	249,110
Deposits	858,534	567,667
Total assets	$116,238,730	$44,021,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,904,589	$1,006,078
Accrued payroll and related payroll expenses	409,212	564,090
Notes payable, current portion	1,029,336	709,381
Income taxes payable	334,446	-
Total current liabilities	3,677,583	2,279,549

Asset retirement obligations	325,451	305,409
Notes payable, long term	1,302,048	1,023,358
Deferred tax liability	91,700	-
Total long term liabilities	1,719,199	1,328,767

Total liabilities	5,396,782	3,608,316

Commitments and Contingencies (Note 5 and 12)	-	-

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; 15,705,199 and 13,665,058 shares issued and outstanding, respectively	99,828,021	46,059,318
Retained earnings (accumulated deficit)	8,341,721	(8,373,953)
Total Idaho Strategic Resources, Inc. stockholders’ equity	108,169,742	37,685,365
Non-controlling interest	2,672,206	2,727,949
Total stockholders' equity	110,841,948	40,413,314

Total liabilities and stockholders’ equity	$116,238,730	$44,021,630

Idaho Strategic Resources    •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, the Company experiencing tangible benefits from having all team members consolidated to the Golden Chest Mine site, the potential for the Murray Gold Belt to be proven as a major overlooked mineral district, and the potential for IDR to make a major rare earth elements discovery in the future based on planned exploration work in 2026. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources    •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814